UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2008

Warner Music Group Corp.

(Exact name of Co-Registrant as specified in its charter)

Delaware	001-32502	13-4271875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Co-Registrant’s telephone number, including area code: (212) 275-2000

WMG Acquisition Corp.

(Exact name of Co-Registrant as specified in its charter)

Delaware	333-121322	68-0576630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Co-Registrant’s telephone number, including area code: (212) 275-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Co-Registrant’s under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 14, 2008, Warner/Chappell Music, Inc., the music publishing business of Warner Music Group Corp. (“WMG”) and a wholly owned subsidiary of WMG Acquisition Corp. (the “Company”), and David H. Johnson, the Chairman and CEO of Warner/Chappell Music, Inc., entered into a new employment agreement. Mr. Johnson’s current employment agreement expires on June 30, 2008. The new employment agreement, among other things, includes the following: (i) term from July 1, 2008 until June 30, 2011; (ii) an annual base salary of $700,000, which is unchanged from his prior agreement; (iii) a target bonus of $800,000, which is also unchanged from his prior agreement; and, (iv) in addition to his entitlement to paid vacation time and continued eligibility to participate in or receive benefits under any employee benefit plan, program or arrangement currently available to other executives of Warner/Chappell, Mr. Johnson will be entitled to continue to receive automobile and financial advisory services allowances consistent with his prior agreement.

Consistent with Mr. Johnson’s prior agreement, in the event the Company terminates his employment agreement for any reason other than for “cause” or if Mr. Johnson terminates his employment for “good reason,” each as defined in the agreement, Mr. Johnson will be entitled to severance benefits equal to: (i) one year of his base salary and target bonus; and (ii) a pro-rated portion of the target annual bonus for the year of termination. In the event of non-renewal of his agreement, Mr. Johnson would receive a payment equal to one year of his base salary.

The employment agreement also contains standard covenants relating to confidentiality and one-year post-employment non-solicitation covenants.

In addition, the employment agreement provides for the grant to Mr. Johnson of 100,000 stock options of WMG pursuant to a separate stock option agreement. The equity grant will be made under WMG’s Amended and Restated 2005 Omnibus Award Plan (the “Plan”). Pursuant to WMG policy, the options were granted on May 15, 2008, the 15th of the first month following approval of the grant by the Compensation Committee and execution of the amended employment agreement, and the exercise price of the options shall be the Fair Market Value of the WMG common stock as defined in the Plan, which is the closing price on the NYSE on the grant date or the last preceding date if there is no such sale on that date. The options will generally vest 25% per year over four years (subject to continued employment) and will have a term of ten years. In the event of an involuntary termination of employment without cause or a voluntary termination for good reason that occurs on or after, or in anticipation of, a change in control of WMG, the stock option agreement provides for the options to become fully vested and exercisable.

The Employment Agreement is filed as Exhibit 10.1 hereto and is hereby incorporated by reference. The equity grant is also governed by the terms of the Plan and the terms of the Amended and Restated Stockholders Agreement, dated as of May 10, 2005, by and among WMG, WMG Holdings Corp., the Company, Mr. Johnson and certain other stockholders of WMG. The Plan and the Amended and Restated Stockholders Agreement have been previously filed by WMG and the Company with the SEC and the terms are hereby incorporated by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits. The following Exhibit is included as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Employment Agreement, dated as of May 14, 2008, between Warner/Chappell Music, Inc. and David H. Johnson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Co-Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

Warner Music Group Corp.

Date: May 16, 2008	By:	/s/ Michael D. Fleisher
Michael D. Fleisher
Chief Financial Officer

WMG Acquisition Corp.

Date: May 16, 2008	By:	/s/ Michael D. Fleisher
Michael D. Fleisher
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated as of May 14, 2008, between Warner/Chappell Music, Inc. and David H. Johnson.

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